                                                                    Exhibit 14.1



                         BONE CARE INTERNATIONAL, INC.
                                  Schedule II
                 Valuation and Qualifying Accounts and Reserves
               For the Years Ended June 30, 2001, 2000, and 1999


                                                     Beginning at     Charged to     Charged to    Deductions     Balance at
                                                     beginning of     costs and         other          and          end of
                                                        period         expenses       accounts        others       period
                                                     ------------     ----------     ----------    ----------     ----------
    2001:
    Allowance for doubtful accounts                     --            100,000           --              --         100,000
    2000:
    Allowance for doubtful accounts                     --              --              --              --           --
    1999:
    Allowance for doubtful accounts                     --              --              --              --           --